Exhibit 23.1

 [PricewaterhouseCoopers Zhong Tian CPAs Limited Company Letterhead]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Ku6 Media Co., Ltd. (the “Company”), which appears in the Company's Registration Statement on Form 20-F (File No. 000-51116) filed with the Securities and Exchange Commission on June 28, 2011.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company Shanghai, People’s Republic of China October 31, 2011